UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2020

CCF HOLDINGS LLC

(Exact name of registrant as specified in its charter)

Delaware	333-231069	83-2704255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5165 Emerald Parkway, Suite 100
Dublin OH 43017
(Address of principal executive offices) (Zip code)

800-837-0381
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities Registered pursuant to Section 12(b) of the Act: none

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The Ivy Credit Agreement was amended on April 24, 2020, resulting in the credit facility being paid down from $73.0 million to $69.0 million.  The amendment also cancelled an $8.0 million mandatory repayment due on April 30, 2020, raised the cap on allowable dividends to be paid by CCFI Funding II, LLC to its parent to $7.0 million per month, temporarily reduced collateral coverage requirements, increased the advance rate on eligible receivables, and temporarily suspended an adjusted EBITDA test until September 30, 2020, which test will be based on new covenant levels to be determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CCF Holdings LLC

Dated: April 28, 2020	By:	/s/ Michael Durbin
Michael Durbin
Executive Vice President, Chief Financial Officer, Chief Administrative Officer, and Treasurer